FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT

SACRAMENTO, CALIFORNIA

In the Matter of HERITAGE OAKS BANK PASO ROBLES, CALIFORNIA (INSURED STATE NONMEMBER BANK)	)	STIPULATION TO THE ISSUANCE OF A CONSENT ORDER FDIC-14-0373b

Subject to the acceptance of this Stipulation to the Issuance of a Consent Order ("Stipulation") by the Federal Deposit Insurance Corporation ("FDIC") and the California Department of Business Oversight ("CDBO"), it is hereby stipulated and agreed by and between a representative of the Legal Division of FDIC, a representative of the CDBO, and Heritage Oaks Bank, Paso Robles, California ("Bank"), as follows:

1. The Bank has been advised of its right to receive a Notice of Charges and of Hearing ("Notice") detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank and of its right to a public hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818(b)(1), and Section 580 of the California Financial Code ("CFC"), and has waived those rights.

2. The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of

law and/or regulations, hereby consents and agrees to the issuance of a Consent Order ("Order") by the FDIC and the CDBO. The Bank further stipulates and agrees that such Order will be deemed to be an order which has become final under the Act and the CFC, and that said Order shall become effective upon its issuance by the FDIC and the CDBO, and fully enforceable by the FDIC and the CDBO pursuant to the provisions of the Act and the CFC.

3. In the event the FDIC and the CDBO accept the Stipulation and issue the Order, it is agreed that no action to enforce said Order in the United States District Court will be taken by the FDIC, and no action to enforce said Order in State Superior Court will be taken by the CDBO, unless the Bank or any institution-affiliated party, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the Order.

4. The Bank hereby waives:

(a) The receipt of a Notice;

(b) All defenses in this proceeding;

(c) A public hearing for the purpose of taking evidence on such alleged charges;

(d) The filing of Proposed Findings of Fact and Conclusions of Law;

(e) A recommended decision of an Administrative Law Judge;

(f) Exceptions and briefs with respect to such recommended decision; and

(g) The right to appeal.

Dated:

FEDERAL DEPOSIT INSURANCE CORPORATION, LEGAL DIVISION BY:	CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT BY:
____________________ Scott T. Fleming Senior Regional Attorney	____________________ Diana H. Nishiura Senior Counsel

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HERITAGE OAKS BANK
PASO ROBLES, CALIFORNIA
BY:

Howard N. Gould	Simone F. Lagomarsino
Stephen P. Yost	James J. Lynch
Michael J. Behrman	Michael J. Morris
Donald H. Campbell	Daniel J. O'Hare
Mark C. Fugate	Michael E. Pfau
Dolores T. Lacey	Alexander F. Simas

Comprising the Board of Directors of
Heritage Oaks Bank
Paso Robles, California

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT

SACRAMENTO, CALIFORNIA

In the Matter of HERITAGE OAKS BANK PASO ROBLES, CALIFORNIA (INSURED STATE NONMEMBER BANK)	CONSENT ORDER FDIC-14-0373b

The Federal Deposit Insurance Corporation ("FDIC") is the appropriate Federal banking agency for Heritage Oaks Bank, Paso Robles, California ("Bank") under Section 3(q) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. § 1813(q)(3). The California Department of Business Oversight ("CDBO") is the appropriate State banking agency for the Bank under Division 1 of the California Financial Code.

The Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a Stipulation to the Issuance of a Consent Order ("Stipulation"), dated OCTOBER 29, 2014 2014, that is accepted by the FDIC and the CDBO. With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices relating to the Bank's Bank Secrecy Act ("BSA") program, to the issuance of this Consent Order ("Order") by the FDIC and the CDBO pursuant to Section 8(b)(1) of the FDI Act, and Section 580 of the California Financial Code ("CFC").

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Having determined that the requirements for issuance of an order under Section 8(b) of the FDI Act, 12 U.S.C. § 1818(b), and the CFC have been satisfied, the FDIC and the CDBO hereby order that:

1. Within ninety (90) days from the effective date of this Order, the Bank shall develop or revise, adopt, and implement a written compliance program, as required by the applicable provisions of section 326.8 of the FDIC's Rules and Regulations, 12 C.F.R. § 326.8, designed to, among other things, ensure and maintain compliance by the Bank with the Bank Secrecy Act ("BSA") and Anti-Money Laundering ("AML") rules and regulations issued pursuant thereto. In addition, the program shall ensure that clear and comprehensive BSA/AML compliance reports are provided to the Bank's Board no less often than monthly. Such program and its implementation shall be in a manner acceptable to the Regional Director of the FDIC's San Francisco Regional Office ("Regional Director") and the Commissioner of the CDBO ("Commissioner") as determined at subsequent examinations and/or visitations of the Bank. At a minimum, the program shall:

(a) Establish a system of internal controls commensurate with the size, risks, and complexity of the Bank and its customers in order to ensure compliance with the BSA and the rules and regulations issued pursuant thereto, including policies and procedures to detect and monitor all transactions to ensure they are not being conducted for illegitimate purposes.

(b) Provide for independent testing of compliance with the BSA, all applicable rules and regulations, and the reporting of suspicious transactions required to be reported pursuant to Part 353 of the FDIC's Rules and Regulations, 12 C.F.R. Part 353. The independent testing shall be conducted no less frequently than annually and shall be conducted in accordance with the procedures described in the Federal Financial Institutions Examination

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Council ("FFIEC") BSA/AML Examination Manual 2010, including validation of the Bank's software to identify suspicious transactions, and risk identification and monitoring procedures for Money Services Businesses ("MSB") customers. The scope and depth of testing should be commensurate with the size and complexity of the Bank's operations and its customers. Such independent testing shall be acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations.

(c) Ensure that the Bank's BSA/AML compliance program is managed by a qualified officer who has the required authority, responsibility, training, resources, and management reporting structure to ensure compliance with the Bank's BSA/AML program requirements and BSA-related regulations including, without limitation:

(i) the identification of timely, accurate and complete reporting to law enforcement and supervisory authorities of unusual or suspicious activity or known or suspected criminal activity perpetrated against or involving the Bank; and

(ii) ensuring that full and complete corrective action is taken with respect to previously identified violations and deficiencies.

2. Within ninety (90) days from the effective date of this Order, the Bank shall perform a comprehensive BSA risk assessment that accurately identifies the Bank's BSA risk profile and develops risk mitigation strategies for the identified risks. Such risk assessment shall be updated on at least an annual basis and shall be completed by the Bank's BSA Officer, with input from all departments/managers within the Bank, to ensure that all products, services, and new risks are adequately addressed. Results of the risk assessment shall be reported to, reviewed by, and approved by the Board, and risk mitigation strategies shall be adopted and implemented as appropriate. Such risk assessment and corresponding risk mitigation strategies shall be

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acceptable to the Regional Director and the Commissioner, as determined at subsequent examinations and/or visitations.

3. Within sixty (60) days from the effective date of this Order, the Bank shall develop or revise, adopt, and implement a comprehensive written customer due diligence program. Such program and its implementation shall be in a manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations of the Bank. At a minimum, the customer due diligence program shall provide for the following:

(a) A risk-focused assessment of the customer base of the Bank to determine the appropriate level of enhanced due diligence necessary for those categories of customers that the Bank has reason to believe pose a heightened risk of illicit activities at or through the Bank.

(b) For those customers whose transactions require enhanced due diligence, procedures should:

(i) determine the appropriate documentation necessary to confirm the identity and business activities of the customer;

(ii) understand the normal and expected transactions of the customer; and

(iii) reasonably ensure the identification and timely, accurate and complete reporting of known or suspected criminal activity against or involving the Bank to law enforcement and supervisory authorities, as required by the suspicious activity reporting provisions of Part 353 of the FDIC's Rules and Regulations, 12 C.F.R. Part 353.

4. Within sixty (60) days from the date effective date of this Order, the Board shall establish or revise, adopt, and implement appropriate policies and procedures to ensure that only eligible persons or entities are exempted from currency transaction reporting, as required by

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Section 1020.315 of the U.S. Treasury Department's BSA regulations. Such policies, procedures, and their implementation shall be acceptable to the Regional Director and the Commissioner, as determined at subsequent examinations and/or visitations.

5. Within ninety (90) days from the effective date of this Order, the Bank shall correct all violations of laws and regulations, as more fully set forth in the Joint Report of Examination dated April 14, 2014. In addition, the Bank shall take all necessary steps to ensure future compliance with all applicable laws and regulations.

6. Within thirty (30) days after the end of the first quarter following the effective date of this Order, and within thirty (30) days after the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of any actions taken to secure compliance with this Order and the results thereof. Such reports shall include a copy of the Bank's Report of Condition and the Bank's Report of Income. Such reports may be discontinued when the corrections required by this Order have been accomplished and the Regional Director and the Commissioner have released the Bank in writing from making further reports.

The provisions of this Order shall not bar, estop, or otherwise prevent the FDIC, the CDBO, or any other federal or state agency or department from taking any other action against the Bank or any of the Bank's current or former institution-affiliated parties, as that term is defined in Section 3(u) of the FDI Act, 12 U.S.C. § 1813(u).

This Order will become effective upon its issuance by the FDIC and the CDBO.

The provisions of this Order shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this Order shall remain effective and enforceable except to the extent

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that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC and the CDBO.

Violation of any provisions of this Order will be deemed to be conducting business in an unsafe or unsound manner, and will subject the Bank to further regulatory enforcement action.

Issued pursuant to delegated authority

Dated this _____ day of ______________, 2014.

____
Joseph A. Meade
Deputy Regional Director
Division of Risk Management Supervision
San Francisco Region
Federal Deposit Insurance Corporation

____
Jan Lynn Owen
Commissioner
California Department of Business Oversight

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